EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 19, 2008 included in the Registration Statement on Form S-1/A Amendment No. 4 and related Prospectus of Freshwater Technologies Inc. for the registration of shares of its common stock.

CHARTERED ACCOUNTANTS
Vancouver, Canada
April 29, 2008